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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors and Counsel" in the Statement of Additional Information and to the incorporation by reference of our report dated December 15, 1992, in this Registration Statement (Form N-1A No. 33-478880) of Warburg Pincus Institutional Fund, Inc.


                                   ERNST & YOUNG LLP


New York, New York
October 31, 1995